UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2002

                        MERCHANTPARK COMMUNICATIONS, INC.

                              (Name of Registrant)

          Nevada                         0-29595              88-0441332
(State or other jurisdiction           (Commission          (IRS Employer
        of incorporation)               File Number)       Identification No.)


            2921 North Tenaya Way, Suite 216. Las Vegas, Nevada 89128

                    (Address of principle executive offices)

Registrants telephone number, including area code:  (702) 947-4877



          (Former name or former address, if changed since last report)


     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

The Company had 18,767,876 shares of common stock outstanding at March 31, 2002.

Transitional Small Business Disclosure Format (check one):


         Yes      [  X ]                             No     [     ]






Item 1.  Changes in Control of Registrant

         No event to report.

Item 2.  Acquisition or Disposition of Assets

         No event to report.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No event to report.

Item 5.  Other Events

     On June 28, 2002 the Board of Directors appointed Peter Matousek to be the President of Merchantpark Communications, Inc. Mr. Matousek fills a vacancy created by the resignation of Scott Thomasson.

         Below please find a five year biography on Mr. Matousek.

     Mr. Matousek, 39, has been a director of the Company since September 2000. He has also served as the CFO of the Company since April 2001. From 1997 to present, Mr. Matousek has been the President and majority shareholder of Novak Capital Corporation. Novak Capital Corporation is an international investor relations firm.

Item 6.  Changes in Directors

         No event to report.

Item 7.  Financial Statements

         None.

Exhibits

         None.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

                                            Merchantpark Communications, INC.


                                            /s/ Peter Matousek
                                            Peter Matousek, President






Dated this 15th day of July 2002.